FOR IMMEDIATE RELEASE

Matthew Meyer
Horizon Global Corporation
Chief Accounting Officer
(734) 656-3000
mmeyer@horizonglobal.com

HORIZON GLOBAL ANNOUNCES APPOINTMENT OF JOHN C. KENNEDY AS INTERIM PRESIDENT
AND CHIEF EXECUTIVE OFFICER

Plymouth, Michigan, November 21, 2022 — Horizon Global Corporation (NYSE: HZN) (the “Company”), announced today that the Company’s Board of Directors (the “Board”) appointed John C. Kennedy as Interim President and Chief Executive Officer. Kennedy will continue to serve as Chair of the Board. This appointment follows the Board’s acceptance of Terrence G. Gohl’s resignation from his executive positions and as a director.

“We remain focused on our strategic alternatives process, with our clear objective being to enhance shareholder value,” stated Kennedy. “We look forward to providing an update on this process when appropriate. Further, as we assess the best long-term path for the Company, we are determined to leverage our best-in-class products and iconic brands to position Horizon Global for sustainable growth and a return to historical profitability levels.”

Kennedy continued, “We would like to thank Terry for his efforts over the last three years. We appreciate his continued support of Horizon Global moving forward.”

About Horizon Global
Headquartered in Plymouth, Michigan, Horizon Global is a leading designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America, Europe and Africa. The Company serves automotive original equipment manufacturers, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver premium products for our customers, engage with our employees and create value for our shareholders.

Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including Draw-Tite, Reese, Westfalia, BULLDOG, Fulton and Tekonsha. Horizon Global has approximately 3,500 employees.

For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the outcome of the Company’s review of strategic alternatives; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition and liquidity, including, without limitation, supply chain and logistics issues and inflationary pressures; interest rate volatility; liabilities and restrictions imposed by the Company’s debt instruments, including the Company’s ability to comply with the applicable financial covenants related thereto or obtain any necessary amendments or waivers with respect to such financial covenants; market demand; competitive factors; supply constraints and shipping disruptions; material, logistics and energy costs, including the increased material costs resulting from the COVID-19 pandemic; inflation and deflation rates; the impact the conflict between Russia and Ukraine has on our business, financial condition or future results, including the duration and scope of such conflict, its impact on disruptions and inefficiencies in our supply chain and our ability to procure certain raw materials, as well as on our energy supply in Europe; technology factors; litigation; government and regulatory actions including the impact of any tariffs, quotas, or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions, including recessionary conditions and volatile interest rates; various conditions specific to the Company’s business and industry; the success of the Company’s action plan, including the actual amount of savings and timing thereof; the success of the Company’s business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company’s exposure to product liability claims from customers and end users, and the costs associated therewith; factors affecting the Company’s business that are outside of its control, including natural disasters and severe weather conditions (including those caused by climate change), global health pandemics, accidents and governmental actions; our ability to regain and remain in compliance with the New York Stock Exchange’s continued listing requirements; our ability to continue as a going concern; and other risks that are discussed in Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2021 and Part II, Item 1A, “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q. The risks described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows.

The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as otherwise required by law.

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